UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NUANCE COMMUNICATIONS

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUANCE COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 26, 2005

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nuance Communications, Inc., a Delaware corporation (the “Company” or “Nuance”), will be held on July 26, 2005, at 3:00 p.m., local time, at the Company’s offices located at 1350 Willow Road, Menlo Park, California 94025, for the following purposes:

1.	To elect three (3) Class II directors to the Board of Directors for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment by the Company of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on May 31, 2005 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for inspection at our offices located at 1350 Willow Road, Menlo Park, California, during ordinary business hours for the ten-day period preceding the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote by telephone or via the Internet, as instructed on the enclosed Proxy. Any stockholder attending the meeting may vote in person even if he, she or it previously returned a Proxy.

By order of the Board of Directors of
Nuance Communications, Inc.

/s/ Douglas Clark Neilsson
Douglas Clark Neilsson
Vice President, Secretary and General Counsel

Menlo Park, California

May 2, 2005

NUANCE COMMUNICATIONS, INC.

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of Nuance Communications, Inc. (the “Company” or “Nuance”) for use at its Annual Meeting of Stockholders to be held July 26, 2005, at 3:00 p.m., and at any adjournment thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s offices located at 1350 Willow Road, Menlo Park, California 94025. The Company’s telephone number at that location is (650) 847-0000.

These proxy solicitation materials are to be mailed, on or about June 15, 2005, to all stockholders entitled to vote at the Meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on May 31, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At April 15, 2005, 36,158,576 shares of the Company’s common stock, $0.001 par value, (the “Common Stock”) were issued and outstanding. The Common Stock is the only security entitling its holder to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing a written instrument revoking the proxy with the Secretary of the Company, by executing, and providing to the Secretary, a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee, confirming your beneficial ownership of the shares to be voted.

Voting Instructions and Solicitation

If you have telephone or Internet access, you may submit your Proxy by following the “Vote by Phone” or “Vote by Internet” instructions on the enclosed Proxy. You may also vote by mail by signing, dating and returning the enclosed Proxy in the envelope provided.

The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitor to aid in the solicitation of proxies. If it does so, the Company will reimburse such proxy solicitor for its reasonable out-of-pocket expenses incurred in performing such services. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, email, telefax or otherwise.

Deadline for Receipt of Stockholder Proposals or Nominations

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 annual meeting of stockholders must be received by the Company no later than January 3, 2006, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before a meeting of stockholders. For nominations or other business to be properly brought before a meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company no later than 90 and no more than 120 days in advance of such meeting. Such notice must contain specified information concerning the matters to be brought before such meeting and the stockholder proposing such matters. In the event that less than 95 days notice of the date of a meeting is given to stockholders, notice by the stockholder, in order to be timely, must be received not later than the close of business on the seventh day following the day on which such notice of the date of such meeting was mailed. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of the Company or by viewing the Company’s SEC filings at www.sec.gov.

The proxy holders will be allowed to use discretionary voting authority from proxies granted in connection with the 2006 annual meeting of stockholders to vote on any stockholder proposal that is raised at the 2006 annual meeting of stockholders, unless the stockholder proposal is submitted before January 3, 2006. However, even if a stockholder does comply with the foregoing notice provision, the proxy holders still may be allowed to use their discretionary authority with respect to the proposal if conditions specified in Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”) are met.

All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Nuance Communications, Inc., 1380 Willow Road, Menlo Park, California, 94025, Attn: General Counsel.

Quorum

The required quorum for the transaction of business at the Annual Meeting is attendance at the meeting, in person or by proxy, of holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such matter. Broker non-votes (which are described below) also will be considered to be shares present at the Meeting for purposes of a quorum.

Voting

Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held by such stockholder on that date. The effect of abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and broker non-votes on the counting of votes for each proposal is described below. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal, because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. A broker possesses discretionary authority only with respect to proposals that are considered “routine”, such as Proposal No. 2. The votes required to approve each proposal are as follows:

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The three (3) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public auditors for the fiscal year ending December 31, 2005, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, entitled to vote at the Annual Meeting (including abstentions). Therefore, abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted as having been voted on the proposal.

Fiscal Year End

The Company’s fiscal year ends on December 31. The Company’s last fiscal year ended on December 31, 2004, and is referred to herein as the “Last Fiscal Year.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Based solely on its review of copies of Section 16 reports and amendments thereto furnished to the Company with respect to the Last Fiscal Year, the Company believes that, during the Last Fiscal Year, the Company’s executive officers and directors timely complied with all Section 16(a) reporting requirements applicable to them.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors (the “Board”) is currently comprised of nine directors, who are divided into three classes with overlapping three-year terms. A director serves in office for a three year term, and until his or her respective successor is duly elected and qualified or his or her earlier death or resignation. Irwin Federman, a director of the Company since 1995, has informed the Company that he will retire from the Board effective the date of the Annual Meeting.

Nominees for Class II Directors

Three Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2007. The Class II directors will be elected by a plurality of the votes of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote for the election of directors. The Board has nominated CURTIS CARLSON, ALAN HERZIG and PHILIP QUIGLEY for re-election as Class II directors. Unless otherwise instructed, the persons named in the enclosed Proxy intend to vote proxies received by them for the re-election of Messrs. Carlson, Herzig and Quigley. The Company is not aware of any nominee that is unable or will decline to serve as a director. However, in the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board. The term of office of each person elected as a director at the Annual Meeting will continue until the Company’s annual meeting of stockholders in 2008, and until such director’s successor has been elected and qualified.

Information Regarding Nominees and Other Directors

The following table sets forth the name, age and current employment, as of April 15, 2005, of each of the nominees and each other director of the Company whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position	Director Since
Class I Directors Ronald Croen David Nagel	50 59	Chairman of the Board of Directors of the Company President and CEO of PalmSource, Inc.	1995 2004

Class II Directors Curtis Carlson Alan Herzig Philip Quigley	59 71 62	President and CEO of SRI International Consultant Chairman and CEO (Retired), Pacific Telesis Group	1998 1994 2000

Class III Directors Charles Berger Sandra Bergeron Gary Morgenthaler	51 46 56	President and CEO of the Company Executive Vice President of McAfee, Inc. General Partner of Morgenthaler Ventures	2003 2005 1997

Class II Nominees

Curtis Carlson has served as one of the Company’s directors since 1998. Dr. Carlson has been President and Chief Executive Officer of SRI International since 1998. From 1996 to 1998, he served as Executive Vice President of Ventures and Licensing of the Sarnoff Corporation, an information technology company and one of SRI’s two wholly-owned subsidiaries. Prior to that position, he served as a Technical Director at RCA Laboratories. Dr. Carlson also serves as a director of several private companies. He holds a Ph.D. and an M.S. from Rutgers University and a B.S. from Worcester Polytechnic Institute.

Alan Herzig has served as one of the Company’s directors since 1994. He presently acts as a consultant and as an independent director. He was President and Chief Executive Officer of SRI Holdings, Inc., a subsidiary of SRI International, from 1997 until December 2002. From 1994 to 1997, he served in the Office of the Chairman of SRI International. From 1987 to 1994, he served as the President and Chief Executive Officer of Robert Fleming Pacific, Inc., the U.S. investment banking arm of Robert Fleming & Co., a U.K.-based merchant bank. From 1981 to 1987, he served as a Managing Director of L.F. Rothschild Unterberg Towbin, an investment bank. Mr. Herzig also serves on the board of directors of Sarnoff Corporation, a subsidiary of SRI International, and one privately held company. He holds a B.A. from Yale University.

Philip Quigley has served as one of the Company’s directors since 2000. From 1994 to 1997, Mr. Quigley served as Chairman and Chief Executive Officer of Pacific Telesis Group, a communications company, and Vice Chairman of SBC Communications, Inc., a telecommunications company. From 1987 to 1994, he served as the President and Chief Executive Officer of Pacific Bell, a telecommunications company. From 1986 to 1987, he served as Executive Vice President and Chief Operating Officer of PacTel Corporation. From 1982 to 1986, he served as President and Chief Executive Officer of PacTel Cellular Corporation. Mr. Quigley serves as a director of Wells Fargo Bank & Co., SRI International and several other privately held companies. He has also served on the boards of Pacific Telesis, SBC Communications, Inc. and the United Way. He holds a B.S. from California State University, Los Angeles.

Incumbent Class III Directors Whose Terms Expire In 2006

Charles Berger joined the Company as President and Chief Executive Officer in March 2003. He became a director of the Company in May 2003. He has more than 25 years experience in high technology companies. Mr. Berger was President and Chief Executive Officer of Vicinity, Inc., a provider of location-based technology and solutions, from December 2001 to December 2002. He was Chairman and CEO of AdForce, LLC, a provider of centralized, outsourced ad management and delivery services, from 1997 to June 2001. He was Chairman and CEO of Radius, Inc., a developer of graphic and video products for Macintosh computers, from 1993 to 1997. Between 1977 and 1993, Mr. Berger held management and senior executive positions at a number of market-leading companies, including Sun Microsystems, Apple Computer, ROLM and Memorex. Mr. Berger serves as a director of Tier Technology, which provides technology solutions to state and local governments, and Sonicwall, Inc., a provider of Internet security solutions. He holds a B.S. in Business Administration from Bucknell University, for which he currently serves as a Trustee, and an M.B.A. from Santa Clara University.

Sandra Bergeron became a Director of the Company in March 2005. Ms. Bergeron has served as the Executive Vice President of Corporate Development and Strategic Research of McAfee, Incorporated (formerly Network Associates, Inc.) since November 2001. She has been employed with McAfee, which offers computer security solutions, and a predecessor company, in various management capacities since 1995. Prior to joining the predecessor of McAfee, she was employed by Dun & Bradstreet Corporation and A.C. Neilsen, a division of D&B, from 1990 to 1995. Ms. Bergeron holds a B.B.A. in Information Systems from Georgia State University and an M.B.A. from Xavier University.

Gary Morgenthaler has served as one of the Company’s directors since 1997. Mr. Morgenthaler has been a general partner at Morgenthaler Ventures, a venture capital firm, since 1989. He also serves as Chairman of Versata, Inc., and as a director of Catena Networks, Inc., Crossbow Technology, Inc., Terawave Communications, Inc., Westwave Communications, Inc., and Yotta Networks, Inc. Mr. Morgenthaler was a co-founder and past Chairman of Illustra Information Technologies, Inc., and served as a director on Illustra’s board until it was acquired by Informix in 1995. He served as Chairman of Ingres Corporation (formerly Relational Technology) until its sale in 1990, and was a founder of that company in 1980. Between 1984 and 1988, he was Chief Executive Officer of Ingres. Earlier, Mr. Morgenthaler was with McKinsey & Company, Tymshare, Inc., and Stanford University’s Institute for Mathematical Studies in the Social Sciences. He holds an A.B. from Harvard University.

Incumbent Class I Directors Whose Terms Expire in 2007

Ronald Croen, a co-founder of Nuance, served as the Company’s President and Chief Executive Officer from 1994 to March 2003. He has served as one of the Company’s directors since 1995, and currently serves as Chairman of the Board. From 1993 to 1994, Mr. Croen served as a consultant to SRI International. From 1989 to 1993, he was an independent management consultant in Paris, France. Prior to that position, he served in various positions at The Ultimate Corp., including Managing Director of European Operations and Vice President and General Counsel. He holds a J.D. from the University of Pennsylvania Law School and a B.A. from Tufts University.

David Nagel, became a Director of the Company in December 2004. Mr. Nagel has served as the President, Chief Executive Officer and a Director of PalmSource, Inc., a provider of operating system software platforms for smart mobile devices, since December 2001. From September 2001 to December 2001, he was Chief Executive Officer of the Platform Solutions Group at Palm, Inc. (now palmOne Inc.), which sells smart mobile devices. Prior to joining Palm, from April 1996 to September 2001, Mr. Nagel was chief technology officer of AT&T Corp., a communications service provider, President of AT&T Labs, a corporate research and development unit of AT&T, and Chief Technology Officer of Concert, a partnership between AT&T and British Telecom. Prior to his tenure with AT&T, from 1988 to 1996, he held various positions at Apple Computer, a manufacturer of personal computing devices, the last of which was Senior Vice President, Research and Development. Mr. Nagel’s earlier positions at Apple Computer included General Manager and Vice President, Apple Soft, and Vice President, Advanced Technology. Before joining Apple, he was head of human factors research at Ames Research Center. Mr. Nagel has a B.S. and an M.S. in engineering and a Ph.D. in experimental psychology from the University of California, Los Angeles.

There are no family relationships among any of the Company’s directors or officers.

Board Composition

The Company currently has nine directors. In accordance with the terms of Nuance’s Certificate of Incorporation, the terms of office of the members of the Board are divided into three classes: Class II, whose term will expire at the Annual Meeting; Class III, whose term will expire at the annual meeting of stockholders to be held in 2006; and Class I, whose term will expire at the annual meeting of stockholders to be held in 2007. The Class II directors are Dr. Carlson, Mr. Herzig and Mr. Quigley, the Class III directors are Mr. Berger, Ms. Bergeron and Mr. Morgenthaler, and the Class I directors are Mr. Croen, Mr. Nagel and Mr. Federman, who will be retiring from the Board on the date of the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company. The Company’s directors may be removed for cause by the affirmative vote of the holders of a majority of the outstanding Common Stock.

Corporate Governance

Meetings and Related Governance Matters

The Board has determined that each of the directors presently serving on the Board, other than Mr. Berger, who is the Company’s President and Chief Executive Officer, and Mr. Croen, who served as the Company’s President and Chief Executive Officer through March 2003, is independent, as defined by Nasdaq Rule 4200(a)(15).

The Board held a total of seven meetings during the Last Fiscal Year. In addition, the Board approved certain matters by unanimous written consent. During the Last Fiscal Year, no present director attended fewer than 75% of the aggregate number of meetings held by the Board or of the aggregate number of meetings of each committee of the Board upon which such director served. Only Dr. Vinton Cerf, a former director, was unable, due to pre-existing conflicts, to attend 75% of the Board meetings.

The Board’s policy with respect to director attendance at each annual meeting of stockholders is that all directors who do not have pre-existing conflicts are required to attend. All of the members of the Board, other than Dr. Cerf, attended the Company’s 2004 Annual Meeting of Stockholders.

Committees and Related Governance Matters

The Board has three standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee. The Board has determined that each member of each committee of the Board is independent, as defined by Nasdaq Rule 4200(a)(15). Each of these committees has a written charter adopted by the Board. A copy of each charter can be found on Company’s website at www.nuance.com by clicking “Investor” and then “Corporate Governance”.

The Audit Committee consists of Messrs. Herzig, Federman and Quigley. Mr. Federman is the Chairman of the committee. Each member of the Audit Committee is an “audit committee financial expert”, as defined by SEC rules, is financially literate and financially sophisticated within the meaning of Nasdaq rules, and otherwise meets the Nasdaq requirements for audit committee members. The Audit Committee approves the appointment of the Company’s independent auditors, reviews the scope and results of annual audits and other accounting-related services, evaluates the Company’s internal control functions and approves the fees to be paid to the accounting firms that provide services to the Company, whether audit, audit related, tax or other services. The Audit Committee held a total of six meetings during the Last Fiscal Year. The Company expects to appoint David Nagel, a director and “audit committee financial expert”, to the Audit Committee upon the retirement of Irwin Federman.

The Compensation Committee consists of Messrs. Quigley and Herzig. Mr. Herzig is the Chairman of the committee. The Compensation Committee makes recommendations concerning, and reviews and approves, new equity-based compensation plans of the Company and any amendments to such plans in effect. It also approves all matters concerning executive officer compensation. The Compensation Committee held a total of two meetings during the Last Fiscal Year. It is expected that Ms. Bergeron will join the Compensation Committee after the Annual Meeting.

The Corporate Governance and Nominating Committee, which was established in 2004, consists of Messrs. Carlson and Herzig. This committee makes recommendations, and approves matters, relating to the Company’s corporate governance obligations and actions, reviews and approves, as appropriate, each of the Company’s related party transactions, and considers and approves nominations for directors of the Company, whether made by management, a stockholder of the Company or the committee itself. It is expected that Ms. Bergeron will join this committee after the Annual Meeting.

Director Candidates

The Corporate Governance and Nominating Committee will consider candidates properly submitted by stockholders of the Company in accordance with the rules and regulations of the SEC, the procedures set forth in the Company’s Certificate of Incorporation, and any policy adopted by this committee with respect to any person recommended for nomination by a stockholder, as well as candidates recommended by directors and management, for nomination to the Board. To date, the Company has not received any such recommendations from stockholders. Stockholders may recommend candidates for nomination to the Board by writing to Nuance Communications, Inc., 1380 Willow Street, Menlo Park, California 94025, Attn: General Counsel. To be considered for election at next year’s annual meeting, submissions by stockholders must be submitted by mail and must be received by the General Counsel no later than January 3, 2006, to ensure adequate time for meaningful consideration by the committee. Each submission must include the following information.

•	the full name and address of the candidate;

•	the number of shares of Common Stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•	biographical information, including work experience during the past five years, other board positions, and educational background, such as provided under “Information Regarding Nominees and Other Directors”, above.

The goal of the Corporate Governance and Nominating Committee is to assemble a board of directors that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the committee determines that an opening exists, the committee identifies the desired skills and experience of a new nominee, including the need to satisfy SEC and Nasdaq rules. The committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of the Company’s stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the committee uses these and other criteria as appropriate to evaluate potential nominees, the committee has no stated minimum criteria for nominees. The committee intends to evaluate candidates recommended by stockholders and candidates recommended by directors and management in accordance with the same criteria.

In October 2004, the Company retained the services of a director search firm to assist it in identifying potential candidates for openings on its Board. This firm identified Sandra Bergeron, who joined the Board in March 2005.

Stockholder Communication with the Board

Stockholders may communicate with the Board in writing by mailing written communications to Nuance Communications, Inc., 1380 Willow Street, Menlo Park, California 94025, Attn: General Counsel. Correspondence may be addressed to the Board as a whole, or to individual directors. The General Counsel will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant. He will also retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s policy regarding accounting complaints and concerns.

Code of Ethics/Code of Conduct

The Company has adopted a “Code of Business Conduct and Ethics” that applies to all of the Company’s employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. This Code, which meets the requirements of NASDAQ rules, covers a variety of topics, ranging from accounting and SEC reporting matters, to conflicts of interest and use of company resources, to employment and harassment policies. This Code is posted on the Company’s website at www.nuance.com, and may be found by first highlighting “Company Info”, clicking on “Investor Relations”, and then clicking on “Corporate Governance”. The Company intends to satisfy the disclosure requirement under Form 8-K regarding any amendment to, or waiver from, a provision of this Code by posting such information on the Company’s website, at the address and location specified above.

Director Compensation

Non-employee directors (“Outside Directors”) receive an annual retainer fee of $15,000, paid quarterly. Board members also receive a Board meeting attendance fee and a committee meeting attendance fee of $1,000, which is paid for each Board and committee meeting attended. The Company also pays the Chairman of the Audit Committee and of the Compensation Committee an additional annual retainer fee of $7,500. The Company reimburses each director for the reasonable expenses the director incurs in attending any Board or committee meeting.

Options are granted to Outside Directors under the Company’s 2000 Stock Plan (the “Stock Plan”), which was approved by the Company’s stockholders in 2000. New Outside Directors are granted an option to purchase 50,000 shares of the Company’s Common Stock when they are first elected to the Board. The Company grants all Outside Directors options to purchase 20,000 shares of the Company’s Common Stock on an annual basis. Any newly elected Outside Director will receive such annual grant, when made, beginning one year after he or she joins the Board.

Each option granted to directors under the Stock Plan contain the following provisions: the exercise price per share of Common Stock is 100% of the fair market value of the Common Stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; the option will vest monthly, and will be fully vested one year from the grant date; the option may be exercised only while the Outside Director remains a director or within ninety days after the date he or she ceases to be a director or service provider of the Company; upon a proposed liquidation or dissolution of the Company, the option will terminate immediately prior to such action; and, in the event of a merger or sale of substantially all of the Company’s assets, the option may be assumed or an equivalent option substituted by the successor corporation. The Board may at any time amend, alter, suspend or discontinue the Stock Plan, subject to any required stockholder approval.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company entered into an Executive Employee Agreement with Charles Berger, the Company’s President and CEO, in March 2003. The agreement provides that Mr. Berger will serve as President and Chief Executive Officer of the Company for a one-year term, with such term to be extended automatically from year-to-year unless the agreement is terminated by the Company or Mr. Berger. The agreement further provides that Mr. Berger will be elected to the Board. The agreement provides for a base annual salary of $275,000, and an option to purchase up to 900,000 shares of Common Stock, which option vests as to 25% of the shares on his one-year anniversary with the Company, and vests monthly thereafter over three years. The agreement also provides for an additional option to purchase up to 300,000 shares of Common Stock, which option vests as to 112,500 shares 18 months after the commencement of Mr. Berger’s employment with the Company and monthly thereafter over 30 months, subject to acceleration should the Company meet certain financial performance standards. The agreement also provides that, while an employee, Mr. Berger is eligible for an annual target cash bonus of $137,500. The actual bonus payout may range from 0% to 150% of such amount (provided that a cash bonus of no less than $101,336 was guaranteed for 2003), based on Mr. Berger’s achievement of certain performance criteria as agreed upon by the Board and Mr. Berger. The agreement provides for certain benefits in the event of a “Change in Control” of the Company (as defined in the agreement). In the event of a Change of Control, if Mr. Berger is terminated by a successor corporation without “Good Cause” or resigns for “Good Reason” (each as defined in the agreement) within twelve months following such Change in Control, 50% of Mr. Berger’s unvested options will vest upon the date of termination. If such termination occurs after 36 months of employment, 100% of any unvested options granted in 2003 will vest upon the date of termination. The agreement also provides for certain severance benefits arising out of the termination of Mr. Berger’s employment, such that, upon either nonrenewal of the agreement by the Company, termination of Mr. Berger by the Company without Good Cause, or termination by Mr. Berger for Good Reason, Mr. Berger is entitled to such severance benefits. Such severance benefits include the payment of a sum equal to twelve months of Mr. Berger’s current base salary, and a sum equal to Mr. Berger’s unpaid earned or guaranteed, whichever is higher, bonus for 2003. Such severance benefits also include continuation of coverage under the Company’s benefit plans for twelve months from the date of termination or, alternatively, reimbursement for all premiums paid by Mr. Berger to maintain health coverage under COBRA for twelve months from the date of termination. Furthermore, in the event of any such nonrenewal or termination, Mr. Berger’s options are to vest as to  1/48th of the shares subject to such options for each month of employment and vesting of any of the non-vested options, on the date of non-renewal or termination, will accelerate by 12 months.

No changes were made to Mr. Berger’s agreement during 2004. In March 2005, the Company modified the Agreement as follows with respect to 2005: (1) the target variable compensation opportunity was raised to $178,750, 65% of Mr. Berger’s base salary of $275,000; and (2) the variable compensation amount is based on (a) Mr. Berger’s achievement of specified management objectives (20% of target); (b) the Company achieving operating profitability for 2005 (20% of target); and (c) the Company achieving specified revenue growth from 2004 to 2005 (60% of target), with nothing payable at revenue growth of 10% or less and the entire revenue increment payable at revenue growth of 20%, with the potential to receive up to 150% of the revenue increment for revenue growth over 20%, resulting in a maximum potential variable compensation of $232,375 for 2005. Mr. Berger was also granted an option to acquire 300,000 shares of the Company’s Common Stock in January 2005.

See “Security Ownership – Change-in-Control Arrangements” below for a discussion of certain change-in-control arrangements applicable to the Company’s executive officers, including Mr. Berger.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Company are Mr. Quigley and Mr. Herzig. Neither of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. During the Last Fiscal Year, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Required Vote

If a quorum is present and voting, the three nominees for director receiving the highest number of votes will be elected to the Board. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “Information Concerning Solicitation and Voting—Quorum; Voting” above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte & Touche”), independent auditors, to audit the financial statements of the Company for its 2005 fiscal year. The Board has ratified this appointment. Deloitte & Touche has audited the Company’s financial statements since the Company’s 2002 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. In the event of a negative vote on ratification of Deloitte & Touche, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

Fees paid to Deloitte & Touche LLP

The following table sets forth the aggregate fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit services rendered in connection with the consolidated financial statements and reports of the Company for the Last Fiscal Year and for 2003 and for other services rendered during 2004 and 2003 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services.

Fee Category	Fiscal 2004	% of Total	Fiscal 2003	% of Total
Audit Fees	$1,137,039	78	$462,621	43
Audit Related Fees	—	—	27,310	3
Tax Fees	73,118	5	585,063	53
All Other Fees	242,784	17	10,500	1

Total Fees	$1,452,941	100	$1,085,494	100

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the Company’s interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. For 2004, it also included fees for services related to the Company’s efforts to ensure its compliance with the internal control requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include attest services that are not required by statute or regulation, consultations concerning financial accounting transactions and reporting standards, and consents related to SEC and other registration statements.

Tax Fees: Consist of tax planning, compliance and preparation services. Tax compliance and preparation consist of professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, transfer price studies and assistance with customs and duties audits. Fees for tax planning paid with respect to services performed were zero in 2004 and less than $5,000 in 2003.

All Other Fees: Consist of fees for all services other than those described above. These services include workshop seminars and subscriptions for research services. For 2004, these fees also involved $200,000 for services with respect to certain acquisition activities of the Company.

All services falling under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent

Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. The independent auditors and management are required to periodically report to the Audit Committee with respect to the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for such services. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any approvals to the Audit Committee at the next scheduled meeting.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 31, 2005. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR.

OTHER INFORMATION

Executive Officers

The Company’s executive officers, and their ages and positions with the Company, as of April 15, 2005, are as follows:

Name	Age	Position
Charles Berger	51	President and Chief Executive Officer
Karen Blasing	49	Vice President and Chief Financial Officer
Glenn Cross	48	Senior Vice President of Global Sales and Services
Eng Yew Lee	44	Vice President, Technical Services
Douglas Clark Neilsson	57	Vice President, Secretary and General Counsel
Douglas Sharp	45	Vice President, Engineering
Lynda Kate Smith	43	Vice President and Chief Marketing Officer
Donna Allen Taylor	60	Vice President, Human Resources and Chief People Officer

For information about Charles Berger, see “Election of Directors - Information Regarding Nominees and Other Directors” above.

Karen Blasing has served as Vice President and Chief Financial Officer since April 2002. She joined Nuance from Counterpane Internet Security, Inc., where she served as Vice President and Chief Financial Officer from May 2000 to April 2002. Ms. Blasing worked at Informix Corporation (now Ascential Corp.) from November 1992 to April 2000. During her eight year tenure at Informix, she held a number of senior management positions, including Vice President, Corporate Business Development, Finance, Vice President, Corporate Controller and Director of Financial Planning and Reporting. She holds a B.A. in Economics and a B.A. in Business Administration and Finance from the University of Montana and an M.B.A. from the University of Washington.

Glenn Cross has served as Senior Vice President of Global Sales and Services since July 2004. Prior to joining Nuance, Mr. Cross held the position of Senior Vice President – Global Sales and Customer Service at Activcard, Inc., an enterprise software and security firm, from September 2003 to February 2004. From August 2001 to May 2003, he served as Senior Vice President, Sales and Service and Business Development, for Palm, Inc. (now PalmOne, Inc.), a seller of smart mobile devices. Before joining Palm, he was with Sun Microsystems, Inc. from 1996 to August 2001, serving as Vice President, Sales for its iPlanet and Sun Software and Technology divisions from January 1999 to August 2001. Mr. Cross also managed sales activities at Lotus/IBM, Adobe and other technology companies. He holds a B.A. in Economics from Florida Southern College.

Eng Yew Lee has served as Vice President, Technical Services since February 2000. From 1998 to February 2000, he served as the Company’s Director of Technical Services. From 1995 to 1998, he served as Director of Server Technologies Support at Oracle Corporation. From 1989 to 1994, Mr. Lee held a variety of manager positions with Oracle in the United States and the United Kingdom. He holds a M.S. in Business Systems Analysis and Design from the City University of London, England, and a B.S. from London University.

Douglas Clark Neilsson has served as Vice President, Secretary and General Counsel since January 2004. In 2003, Mr. Neilsson was in private practice in the Silicon Valley, providing legal services to private and public companies. During 2001 and 2002, he served as Special Counsel at the Palo Alto, California office of Gray Cary Ware Freidenrich. From 1979 through 2000, Mr. Neilsson was in private practice in the Silicon Valley, including over ten years as a partner in the San Jose, California office of Gibson Dunn & Crutcher, and acted as General Counsel for two public companies. He received a B.A. from UCLA and a J.D. from the UCLA School of Law.

Douglas Sharp has served as Vice President of Engineering since May 2003. Previously, he was the Company’s Vice President of Software Engineering from 1999 to May 2003. Prior to joining the Company in 1998, he held key positions in AT&T Research’s Speech Processing Software & Technology Research Group, Bell Labs Research, and Nortel’s Speech Recognition Research Groups. With more than 15 years experience in interactive voice technologies for telecommunications, Mr. Sharp has been granted four speech technology patents. He holds a Bachelors in Mathematics, with a minor in Computer Science, from McGill University.

Lynda Kate Smith has served as Vice President and Chief Marketing Officer since December 2001. From 1998 to December 2001, she served as Vice President of Worldwide Marketing at Genesys (a subsidiary of Alcatel) and as a member of the company’s executive committee. From 1996 to 1998, Ms. Smith worked with Lockheed Martin Telecommunications and American Eurocopter, a joint venture between Daimler Benz and Aerospatiale. She holds an M.B.A. from the University of Pennsylvania’s Wharton School of Business and a B.A. from Simpson College.

Donna Allen Taylor has served as Vice President, Human Resources and Chief People Officer since January 2000. From 1996 to December 1999, she served as Vice President of Human Resources of The Vantive Corporation, a worldwide customer asset management applications software company. From 1995 to 1996, she served as a senior consultant of Post Associates, an organizational consulting firm. From 1993 to 1995, she served as a Corporate Human Resources Director of Intel Corporation. Prior to that position, Ms. Taylor held several senior Human Resource management positions with various divisions of Digital Equipment Corporation, a computer hardware, software and services company. She holds a B.F.A. from Kansas University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s Common Stock, as of April 15, 2005 (except as specifically noted otherwise), by (i) each person or entity owning beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers (as defined below in the section entitled “Executive Officer Compensation — Summary Compensation”), (iii) each of the Company’s directors, and (iv) all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC, and generally includes voting or investment power with respect to the applicable securities. Except as otherwise indicated, and subject to applicable community property laws, to the Company’s knowledge, the persons named below have sole voting and investment power with respect to all shares of Common Stock held by them. For the purposes of calculating the percentage ownership, as of April 15, 2005, 36,158,576 shares of the Common Stock were issued and outstanding. Shares of Common Stock subject to options or warrants that were exercisable as of April 15, 2005, or within 60 days of April 15, 2005, are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% Stockholders:
Chilton Investment Co, Inc. (1) 1266 East Main Street 7th floor Stamford, Connecticut 06902	2,536,928	7.0%
SRI International (2) 333 Ravenswood Avenue Menlo Park, California 94025	2,335,580	6.5%
Cannell Capital LLC (3) 150 California Street, 5th floor San Francisco, CA 94111	2,276,500	6.3%
Cisco Systems, Inc. (4) 170 West Tasman Drive San Jose, California 95134	1,919,000	5.3%

Name of Beneficial Owner
Directors and Named Executive Officers:
Sandra Bergeron (5)	8,333	*
Ronald Croen (6)	1,300,323	3.5%
Curtis Carlson (7)	80,000	*
Irwin Federman (8)	120,000	*
Alan Herzig (9)	181,333	*
Gary Morgenthaler (10)	166,419	*
David Nagel (11)	25,000	*

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Philip Quigley (12)	157,000	*
Charles Berger (13)	665,445	1.8%
Karen Blasing (14)	147,457	*
Rod Hamlin (15)	—	*
Lynda Kate Smith (16)	194,099	*
Donna Allen Taylor (17)	243,667	*
Douglas Clark Neilsson (18)	46,834	*
All directors and executive officers as a group (17 persons) (19)	3,666,541	9.35%

*	Less than 1%
(1)	This ownership information is as of December 31, 2004, and was obtained from a Schedule 13G filed with the SEC by Chilton Investments on February 14, 2005.
(2)	Consists of shares held by Technology Venture Management, a wholly-owned subsidiary of SRI. The Board of Directors of SRI has voting and dispositive authority with respect to the shares held by Technology Venture Management. From time to time, the Board of Directors of SRI delegates such voting and dispositive authority to Samuel Armacost, Curtis Carlson, one of the Company’s directors, and Alan Herzig, one of the Company’s directors. Each of these individuals disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(3)	This ownership information is of December 31, 2004, and was obtained from a Schedule 13G filed with the SEC by Cannell Capital LLC on February 14, 2005. Based on a Schedule 13G filed by Cannell Capital LLC on April 19, 2005, this stockholder sold all of its shares of the Company’s Common Stock on April 4, 2005.
(4)	This ownership information is as of December 31, 2004, and was obtained from a Schedule 13G filed with the SEC by Cisco Systems on February 14, 2005.
(5)	All shares subject to options exercisable within 60 days of April 15, 2005.
(6)	Includes 330,333 shares held by Mr. Croen and 969,990 shares subject to options exercisable within 60 days of April 15, 2005.
(7)	All shares subject to options exercisable within 60 days of April 15, 2005.
(8)	Includes 40,000 shares held by Mr. Federman and 80,000 shares subject to options exercisable within 60 days of April 15, 2005.
(9)	Includes 72,333 shares held by Mr. Herzig, 4,000 shares held by the Herzig Family Foundation and 105,000 shares subject to options exercisable within 60 days of April 15, 2005.
(10)	Includes 42,385 shares held by Mr. Morganthaler, 44,034 shares held by the Morgenthaler Family Partnership and 80,000 shares subject to options exercisable within 60 days of April 15, 2005.
(11)	All shares subject to options exercisable within 60 days of April 15, 2005.
(12)	Includes 7,000 shares held by Philip J & Teresa Quigley Family Trust and 150,000 shares subject to options exercisable within 60 days of April 15, 2005.
(13)	Includes 4,000 shares held by Mr. Berger and 661,455 shares subject to options exercisable within 60 days of April 15, 2005.
(14)	All shares subject to options exercisable within 60 days of April 15, 2004.
(15)	Mr. Hamlin resigned his position with the Company in July 2004.
(16)	Includes 4,000 shares held by Ms. Smith and 190,099 shares subject to options exercisable within 60 days of April 15, 2005.
(17)	Includes 14,085 shares held by Ms. Taylor and 229,582 shares subject to options exercisable within 60 days of April 15, 2004.
(18)	Includes 793 shares held by Mr. Neilsson and 46,041 shares subject to options exercisable within 60 days of April 15, 2004.
(19)	Includes 3,053,871 shares subject to options exercisable within 60 days of April 15, 2004.

Change in Control Arrangements

The Company has entered into stock option agreements with all of its executive officers which provide that, in the event the executive officer is constructively terminated or terminated without cause within one year following a change of control, the officer will receive accelerated vesting of 50% of all of the officer’s then unvested options, provided that the officer has also been employed with the Company for at least one year prior to any change of control.

The stock option agreements entered into with Donna Allen Taylor, the Company’s Vice President, Human Resources and Chief People Officer, and Douglas Clark Neilsson, the Company’s Vice President, Secretary and General Counsel, also provide that, even if such officer is not employed for one year prior to any Change of Control (as defined in the agreement) and is involuntarily terminated following the Change of Control, the vesting schedule of these options will be changed from 25% after one year and  1/48 per month thereafter to  1/48 per month from the original vesting commencement date. In the case of Mr. Neilsson, if such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately.

Pursuant to Mr. Berger’s Employment Agreement (as more fully described above), he is entitled to certain benefits in the event of a Change in Control of the Company. If Mr. Berger is terminated by a successor corporation Without Cause, or if Mr. Berger resigns for Good Reason within twelve months following a Change in Control, 50% of his unvested options will vest immediately. If such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately.

The Company has entered into a Change of Control and Retention Agreement (the “Retention Agreement”) with each of its officers, other than its Chief Executive Officer, who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), and three other officers (the “Other Officers”). Under the terms of the Retention Agreement, in the event of a “Change of Control” (as defined in the Retention Agreements) of the Company, each Section 16 Officer will be entitled, if terminated without Cause (as defined in the Retention Agreements) or constructively terminated with Good Reason (as defined in the Retention Agreements) within 18 months after the Change of Control, (a) to receive a cash severance payment equal to her or his annual salary and annual bonus (six months of salary and annual bonus, in the case of the Other Officers), and (b) to have accelerated the vesting of 50% of his or her unvested options.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2004, about Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of the Board under all of our existing equity compensation plans, including the 1994 Flexible Stock Incentive Plan, 1998 Stock Plan, 2000 Employee Stock Purchase Plan (“ESPP”), 2000 Stock Plan, and 2001 Nonstatutory Stock Option Plan:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options (#) (a)		Per Share Weighted Average Exercise Price of Outstanding Options ($) (b)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (#) (c)
Equity compensation plans approved by stockholders	1994 plan 1998 plan 2000 plan ESPP	79,376 1,768,824 6,400,049 2,523,977	$ $ $ $	1.18 9.85 5.81 3.78	— — 1,583,761 466,805

Equity compensation plans not approved by stockholders	2001 plan	1,227,228		$3.48	110,513

Total	All plans	11,999,454		$5.71	2,161,079

The Company’s 2000 Stock Plan provides that the number of shares of Common Stock reserved under the plan will automatically be increased on the first day of each year, beginning in 2001, in an amount equal to the lesser of (a) 4,000,000 shares, (b) 6% of the number of shares of Common Stock outstanding on the last day of the preceding year, or (c) any lesser amount determined by the Board. The ESPP provides that the number of shares of Common Stock reserved under the plan will automatically be increased on the first day of each year, beginning in 2001, in an amount equal to the lesser of (a) 1,500,000 shares, (b) 2% of the number of shares of Common Stock outstanding on the last day of the preceding year, or (c) any lesser amount determined by the Board.

A description of the Company’s 2001 Nonstatutory Stock Option Plan is set forth on Page F-23 of the footnotes to the Company’s Consolidated Financials Statements for its Last Fiscal Year, which are a part of the Company’s Annual Report on Form 10-K for that year.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation

The following table shows information concerning compensation paid for services to the Company during the Last Fiscal Year as to any person serving as Chief Executive Officer during the Last Fiscal Year and as to each of the five other most highly compensated executive officers whose salary plus bonus exceed $100,000, one of whom was not serving as such as of the end of the Last Fiscal Year (each a “Named Executive Officer”, and together the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Options (#) (5)	All Other Compensation ($)(6)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Charles Berger (1) President and Executive Officer	2004 2003 2002	284,131 207,291 —	140,239 140,239 —	— 1,200,000 —	11,056 7,571 —

Rodwin Hamlin (2) Senior Vice President of Global Sales and Services	2004 2003 2002	227,491 225,000 225,000	109,111 161,075 150,000	— — 240,000	5,924 9,931 3,095

Karen Blasing (3) Vice President and Chief Financial Office	2004 2003 2002	220,000 220,000 165,000	68,376 92,246 77,000	75,000 30,000 150,000	10,924 9,922 5,824

Lynda K. Smith Vice President, Marketing	2004 2003 2002	210,000 200,000 200,000	61,460 84,560 60,000	75,000 100,000 —	6,346 5,843 4,700

Donna Allen Taylor Vice President, Human Resources	2004 2003 2002	200,000 200,000 196,250	61,460 84,560 60,568	40,000 45,000 60,000	7,740 3,499 2,959

Douglas Clark Neilsson (4) Vice President and General Counsel	2004 2003 2002	210,000 — —	30,870 — —	130,000 — —	7,764 — —

(1)	Mr. Berger became an executive officer of the Company in April 2003.
(2)	Mr. Hamlin served as an executive officer of the Company from August 2002 to July 2004. His compensation for 2004 includes his severance payments in 2004.
(3)	Ms. Blasing became an executive officer of the Company in April 2002.
(4)	Mr. Neilsson became an executive officer of the Company in January 2004.
(5)	Number of shares of Common Stock underlying options.
(6)	Consists of premiums paid by the Company for medical, dental, vision and life insurance.

Stock Option Grants and Exercises

The following table shows, as to each Named Executive Officer, information concerning stock options granted during the Last Fiscal Year. The exercise price of each option is equal to the fair market value of the Company’s Common Stock on the date of grant. Except as otherwise specified in the section titled “Election of Directors—Employment Contracts, Termination of Employment and Change-in-Control Arrangements,” and subject to acceleration of vesting as specified in that section, each option vests as to 25% of the shares subject to the option after one year from the vesting commencement date and vests as to  1/48th of the shares subject to the option monthly over the succeeding three years. The options have a maximum term of ten years from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. The percentage of total options granted is based on an aggregate of approximately 1,996,000 option shares granted to the Company’s employees during 2004.

The table sets forth hypothetical gains or “option spreads” that would exist for the options at the end of their respective 10-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the option terms. These assumed rates are mandated by the rules of the SEC, and do not represent the Company’s prediction of its stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock.

Option Grants During Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted in Last Fiscal Year	Per Share Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Charles Berger President and Chief Executive Officer	—	—	—	—	—	—

Rodwin Hamlin Senior Vice President of Global Sales and Services	50,000	2.50%	$8.10	1/26/2014	$254,702	$645,401

Karen Blasing Vice President, Chief Financial Officer	75,000	3.76%	$8.10	1/26/2014	$382,053	$968,199

Lynda Kate Smith Vice President, Marketing	75,000	3.76%	$8.10	1/26/2014	$382,053	$968,199

Donna Allen Taylor Vice President, Human Resources	40,000	2.00%	$8.10	1/26/2014	$203,762	$516,373

Douglas Clark Neilsson Vice President and General Counsel	130,000	6.51%	$7.87	1/06/2014	$643,222	$1,630,558

The following table shows, as to each Named Executive Officer, information concerning stock options exercised during the Last Fiscal Year. The values shown represent the difference between the aggregate fair market value of a share of the Company’s Common Stock, based on the closing price of the Common Stock on December 31, 2004, of $4.14 per share, and the exercise price per share, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

Aggregate Option Exercises In 2004 and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles Berger President and Chief Executive Officer	—	—	525,000	675,000	$1,029,000	$1,323,000

Rodwin Hamlin Senior Vice President of Global Sales and Services	95,000	$169,124	—	—	—	—

Karen Blasing Vice President, Chief Financial Officer	—	—	93,750	141,250	$23,513	$27,788

Lynda K. Smith Vice President, Marketing	—	—	139,583	160,417	$78,374	$92,626

Donna Allen Taylor Vice President, Human Resources	—	—	200,000	91,250	$35,269	$41,681

Douglas Clark Neilsson Vice President and General Counsel	—	—	32,500	97,500	—	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions since the beginning of the Last Fiscal Year, or any currently proposed transaction, to which the Company has been or will be a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest.

The Company has entered into indemnification agreements with all of its existing executive officers and directors and plans to enter into an indemnification agreement with each of its new executive officers and directors. The Company also maintains directors’ and officers’ liability insurance under which directors and officers are insured against expenses incurred and losses suffered by them as a result of claims brought against them for acts in such capacities.

The Company has entered into certain agreements with its executive officers, providing for the acceleration of vesting, in certain circumstances, of the officers’ options upon a change of control of the Company. See “Election of Directors—Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.

The Company entered into an employment agreement, in 2003, with Charles Berger, the Company’s President and Chief Executive Officer. This Agreement was renewed, with certain modifications, in 2004 and 2005. See “Election of Directors—Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Report of the Compensation Committee, Report of the Audit Committee and Performance Graph set forth below shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company with the SEC under those statutes.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors establishes the general compensation policies and programs of the Company, as well as the compensation plans and specific compensation levels for all of the Company’s executive officers, including the Company’s Chief Executive Officer, whose compensation is also subject to the additional approval of the Company’s Board of Directors. It also administers the Company’s employee stock benefit plans for all of the Company’s executive officers, including the Chief Executive Officer, and with respect to each grant of options or securities to any employee in excess of 50,000 shares. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships, each as defined by the Securities and Exchange Commission and NASDAQ.

The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the “Executive Officers”), should be influenced by the Company’s performance. The Compensation Committee establishes the salaries and variable compensation of all of the Executive Officers by considering (i) the Company’s financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer’s area of responsibility, (iii) the achievement of the Company’s financial objectives for the upcoming year, particularly revenue, in the case of variable compensation, and (iv) the salaries and variable compensation of executive officers in similar positions at similarly-sized technology companies. The Compensation Committee believes that the salaries and variable compensation opportunities of the Executive Officers in 2004 were comparable to those of similarly-sized technology businesses.

In addition to salary and variable compensation, the Compensation Committee, from time to time, grants options to purchase Common Stock to Executive Officers. The Compensation Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit stockholders. As such, options are granted at the current market price of the Company’s Common Stock on the date of grant. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer’s ability to influence the Company’s long-term growth and profitability.

Our Chief Executive Officer, Charles Berger, joined the Company in March 2003. His initial compensation arrangements were weighted toward equity incentives, in the form of stock options, rather than toward salary and variable compensation, to more closely align his compensation with the performance of our Common Stock. Consistent with this goal, his salary for 2005 remains at $275,000 and his variable compensation for 2005 is based principally on the Company achieving certain revenue and income objectives for the year. Under his variable compensation arrangement, which sets target variable compensation at 65% of this base salary, or $178,750, if the Company, in 2005, achieves profitability for the year and at least 10% revenue growth over 2004, he will be entitled to variable compensation payments of between $35,750 and $196,625, based on the percentage of such revenue growth actually achieved. Mr. Berger may earn up to an additional $35,750 in variable compensation based on his performance, as determined by the Committee, against specified management objectives. Consistent with the Committee’s view of using stock options as a motivator for the Company’s Executive Officers, Mr. Berger was granted options, in early 2005, when the Company made its annual grants to selected Executive Officers, for 300,000 shares of our Common Stock.

Compensation Committee of the Board of Directors

Alan Herzig
Philip Quigley

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Company’s Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. The Audit Committee is governed by a written charter first adopted and approved by the Board of Directors in January 2000, and was last amended in November 2002. Each of the members of the Audit Committee is independent, as defined by Rule 4200(a)(15) of NASDAQ’s listing standards.

The responsibilities of the Audit Committee include appointing, compensating and overseeing the work of the Company’s independent accountants. The Audit Committee also, as appropriate, engages in the following activities, and, in that process, consults with Company management and its independent auditors concerning such activities:

•	Reviewing, on a continuing basis, the adequacy of the Company’s system of internal controls;

•	Pre-approving audit and non-audit services by the independent auditors;

•	Reviewing the Company’s external audit and the annual audited financial statements and quarterly unaudited financial statements;

•	Reviewing, approving and monitoring the Company’s code of business conduct and ethics and standards of business conduct; and

•	Reviewing legal matters, compliance with employee benefit plans, and related party transactions.

The Audit Committee is responsible for recommending to the Board of Directors that the Company’s financial statements be included in the Company’s annual report. The Audit Committee took a number of steps in making this recommendation for 2004. First, the Audit Committee discussed throughout 2004 with Deloitte & Touche LLP, the Company’s independent auditors for 2004, those matters Deloitte & Touche LLP communicated to the Audit Committee pursuant to Statement on Auditing Standards Board Standard No. 61, as amended (“Communications with Audit Committees”), including information concerning the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP and received a letter from Deloitte & Touche LLP regarding independence as required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). This discussion and disclosure informed the Audit Committee of Deloitte & Touche LLP’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company’s management and Deloitte & Touche LLP, as appropriate, the Company’s audited consolidated balance sheets at December 31, 2004 and 2003, and consolidated statements of income, cash flows and stockholders’ equity for the three years ended December 31, 2004. Based on the discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s Annual Report on Form 10-K include such financial statements.

Audit Committee

Irwin Federman
Alan Herzig
Phil Quigley

PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of the NASDAQ Stock Market Index (“NASDAQ Index”) and the SIC Code Index for the Prepackaged Software Industry (the “SIC Code Index”). The graph assumes that $100 was invested on April 13, 2000, the date of the Company’s initial public offering, in the Common Stock, the NASDAQ Index and the SIC Code Index, including reinvestment of dividends. No dividends have been declared or paid on the Common Stock. Historical stock price performance is not necessarily indicative of future stock price performance.

	04/13/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Nuance Communications, Inc.	100.00	127.07	26.81	7.31	22.51	12.20
SIC Code Index	100.00	71.11	62.33	43.86	53.77	59.88
NASDAQ Market Index	100.00	67.14	53.26	36.82	55.06	57.03

ANNUAL REPORT

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2004, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO NUANCE COMMUNICATIONS, INC., 1380 WILLOW STREET, MENLO PARK, CALIFORNIA, 94025, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT IS ALSO AVAILABLE AT WWW.NUANCE.COM.

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed Proxy in the envelope which has been enclosed or vote by telephone or via the Internet, as instructed on the Proxy.

THE BOARD OF DIRECTORS

Menlo Park, California

Dated: May 2, 2005

NUANCE COMMUNICATIONS, INC.

Annual Meeting of Stockholders – July 26, 2005

The undersigned stockholder of Nuance Communications, Inc., a Delaware Corporation, (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 2, 2005, and the 2004 Annual Report to Stockholders (which has been provided in the form of the Company’s Form 10-K for the fiscal year ended December 31, 2004), and appoints Chuck Berger and Karen Blasing, or either of them, as the proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2005 Annual Meeting of Stockholders of the Company to be held on Tuesday, July 26, 2005, at 3:00 P.M. (Pacific Daylight Time), at the Company’s offices, 1350 Willow Road, Menlo Park, California 94025, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continue and to be signed on reverse side.)

C/O MELLON INVESTORS 235 MONTGOMERY STREET 23rd FLOOR

SAN FRANCISCO, CA 94104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 25, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 25, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nuance Communications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Nuance Communications, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NUCOMM KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUANCE COMMUNICATIONS, INC.

The Directors recommend a vote “FOR” items 1 and 2.

Vote On Directors

1. The election of the following persons as Class II directors of the Company to serve for a term of three years and until their successors shall be duly elected and qualified. For All Withhold All For All Except To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Nominees: 01) CURTIS CARLSON

02) ALAN HERZIG

03) PHILIP QUIGLEY

For Against Abstain

Vote On Proposal

2. To ratify the appointment by the Company of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted in accordance with the specification made by the undersigned stockholder(s). If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposal 2, and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.

Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date